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                                                                   EXHIBIT 23.2

                            CONSENT OF ERNST & YOUNG LLP

We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the inclusion of our report dated November 2, 1998, with respect to the financial statements of The Barbers, Hairstyling for Men & Women, Inc. in the Regis Corporation registration statement on Form S-4 (333-75881) incorporated by reference into this registration statement of Regis Corporation (Form S-4) filed under Rule 462(b) for the registration of 9,558 shares of common stock.

                                   /s/ ERNST & YOUNG LLP


Minneapolis, Minnesota
May 17, 1999